UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2015

Date of Report (Date of earliest event reported)

TRITON EMISSION SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 San Francisco St., Suite 201 San Juan, Puerto Rico		00901
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 17, 2015, Triton Emission Solutions Inc. (the “Company”) entered into a binding letter agreement (the “Letter Agreement”)  with KF Business Ventures, LP (the “Lender”), whereby the Lender agreed to lend to the Company up to $1,500,000 (the “Third KFBV Loan”).  Robert C. Kopple, Chairman of the Company's Board of Directors, is the principal of the Lender.

The Third KFBV Loan is to be advanced in five equal installments of $300,000 each, the first installment of which was advanced on execution of the Letter Agreement.  The remaining $1,200,000 will be advanced in equal installments on the first day of each consecutive calendar month following the date of the Letter Agreement, subject to satisfaction of the conditions precedent set forth in the Letter Agreement, including, but not limited to, the execution of definitive formal agreements relating to the Third KFBV Loan, and evidence that Rasmus Norling, the Company's President and Chief Technical Officer, and the Lender, have agreed to extend the due dates of their respective bridge loans to the Company (totaling $400,000 and $200,000, respectively) to December 31, 2016.

The principal outstanding under the Letter Agreement will bear interest at a rate of 10% per annum, compounded monthly, and shall be payable in a single lump-sum payment of principle and all accrued and unpaid interest on January 15, 2017 (the “Maturity Date”). At the Lender’s discretion, principle and accrued but unpaid interest under the Third KFBV Loan may be converted into shares of the Company’s common stock at a conversion price of $0.10 per share, in minimum increments of $250,000. The Company has the right to prepay the amounts outstanding under the Loan at any time in minimum increments of $250,000.

As additional consideration for the Lender agreeing to advance the Third KFBV Loan, the Company has agreed to:

(a)

issue to the Lender non-transferrable share purchase warrants for a total of 8,000,000 shares of the Company’s common stock, exercisable at a price of $0.10 per share (the “Third KFBV Loan Warrants”) expiring on January 15, 2021; and

(b)

amend the terms of the 18,854,546 warrants (the “Existing Warrants”) previously issued to the Lender under the terms of the Company’s previous loan agreements with the Lender dated for reference January 15, 2014 and July 28, 2014, as amended (the “Existing Loan Agreements”) such that the exercise price for the Existing Warrants will be $0.10 per share and the expiration date for the Existing Warrants will be January 15, 2021.

In addition, under the terms of the Letter Agreement, the Company has exercised its right to extend the maturity date of the loans granted under the Existing Loan Agreements to January 15, 2017, by agreeing to issue to the Lender warrants to purchase up to 2,531,652 shares of its common stock for an exercise price of $0.10 per share expiring on September 1, 2021.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement attached as Exhibit 10.1 hereto.  A copy of the Company’s news release regarding the Letter Agreement is attached as Exhibit 99.1 hereto.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As more fully described in Item 1.01 of this report, on December 17, 2015, the Company became obligated on a direct financial obligation as a result of entering into the Letter Agreement with the Lender and the advance of funds provided by the Lender to the Company thereunder.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 of this report, on December 17, 2015, the Company agreed to issue warrants for the purchase of up to an aggregate of 10,531,652 shares of the Company’s common stock to the Lender, at the price and for the term described in Item 1.01 of this report.  The sale of the warrants to the Lender was completed pursuant to the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 on the basis of representations provided by the Lender that it is an “accredited investor” as defined in Rule 501 of Regulation D.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit	Description
10.1	Letter Agreement dated December 17, 2015 between Triton Emission Solutions Inc. and KF Business Ventures, LP.
99.1	News Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRITON EMISSION SOLUTIONS INC.

Date: December 23, 2015	By: /s/ Anders Aasen

Name: Anders Aasen
Title: Chief Executive Officer

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